UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2010

Resource Real Estate Opportunity REIT, Inc.

(Exact name of registrant as specified in its charter)

Commission file number 333-160463

Maryland	27-0331816
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Crescent Drive, Suite 203, Navy Yard Corporate Center, Philadelphia, PA 19112

(Address of principal executive offices) (Zip code)

(215) 231-7050

(Registrant’s telephone number, including area code)

(former name or former address , if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 21, 2010, RRE Crestwood Holdings, LLC, an indirectly wholly owned subsidiary of Resource Real Estate Opportunity REIT, Inc. (the “Registrant,” “we,” “our” and “us”) purchased, at a discount, two non-performing promissory notes (the “Notes”) both secured by a first lien mortgage (the “Mortgage”) on a multifamily community known as Crestwood Crossings Apartments (“Crestwood”) from an unaffiliated seller, Capmark Bank (“Seller”). The contract purchase price for the Notes was $6,250,000, excluding closing costs, and was funded from the proceeds of our public offering.

The Notes were originated on November 30, 2007 in the aggregate original principal amount of $11,000,000. The Notes are comprised of an A Note in the original principal amount of $6,825,000 bearing a 6% per annum fixed interest rate (acquisition financing) and a B Note in the original principal amount of $4,175,000 bearing a variable interest rate per annum equal to LIBOR plus 2% (debt service and capital improvement funding). The Notes are secured by the Mortgage on Crestwood. Crestwood is a 270-unit garden-style apartment community constructed in 1980 and located in Birmingham, Alabama. Crestwood encompasses approximately 255,750 rentable square feet and features amenities including a pool, two playgrounds, laundry facility and a lighted basketball court. As of November 9, 2010, the property was 74% occupied. The borrower under the Notes is CV Apartments, LLC (the “Borrower”), which is not affiliated with us or our advisor. The maturity date of the loan was December 1, 2010, but the Borrower failed to pay the outstanding principal and interest due on the maturity date. The strategies with respect to the purchase of these Notes include but are not limited to restructuring the loan, negotiating a discounted payoff of the Notes with the Borrower or foreclosure of the property securing the loan. As of December 10, 2010, the outstanding loan balance on the Notes was approximately $10.0 million, including all unpaid interest and late fees, and the Borrower was not making any payments on the loan. Under the terms of the purchase agreement, the Seller has also assigned to us its rights under the loan documents to receive a 1% exit fee which was due and payable upon the maturity of the Notes. In addition, the principal of the Borrower may be liable for a portion of the debt pursuant to a guaranty provided by the principal to the Seller in connection with the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

Dated: December 22, 2010	By:	/s/ Alan F. Feldman
Alan F. Feldman
Chief Executive Officer
(Principal Executive Officer)